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                                                                  Exhibit 3.2
                      PARTNERS TRUST FINANCIAL GROUP, INC.

                                     BYLAWS

                             ARTICLE I - Home Office

         The home office of Partners Trust Financial Group, Inc. (the "Company") shall be 233 Genesee Street, Utica, New York 13501.

                            ARTICLE II - Shareholders

         Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the Company or at such other convenient place as the Board of Directors (`Board") may determine.

         Section 2. Annual Meeting. A meeting of the shareholders of the Company for the election of directors and for the transaction of any other business of the Company shall be held annually within 150 days after the end of the Company's fiscal year on such day, at such place, and at such time within such 150-day period as the Board may determine.

         Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision (the "Office"), may be called at any time by the chairman of the board, the president, or a majority of the Board, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Company entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Company addressed to the chairman of the board, the president or the secretary.

         Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with rules adopted by the Board or in the absence of adoption by the Board, by the Chairman of the meeting, which rules shall be intended to assure fair and equitable treatment of shareholders, and made available for inspection by stockholders at the annual or special meeting unless otherwise prescribed by the Office or these bylaws. The Board shall designate, when present, either the chairman of the board or president to preside at such meetings.

         Section 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Company as of the record date prescribed in Section 6 of this
 Article II with postage prepaid. When any shareholders meeting, either annual or special, is

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adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

         Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

         Section 7. Voting List. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Company shall make a complete list of the shareholders of record entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Company and shall be subject to inspection by any shareholder of record or the shareholder's agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or the shareholder's agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the Board may elect to follow the procedures described in (S)552.6(d)(2) of the Office's regulations as now or hereafter in effect.

         Section 8. Quorum. A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

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         Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

         Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Company to the contrary, at any meeting of the shareholders of the Company any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         Section 11. Voting of Shares of Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Company nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         Section 12. Inspectors of Election. In advance of any meeting of shareholders, the Board may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the

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meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board in advance of the meeting or at the meeting by the chairman of the board or the president.

         Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         Section 13. Nominating Committee. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Company at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Company. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting.

         Section 14. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Company at least five days prior to the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

         Section 15. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action to be taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

         Section 16. Cumulative Voting. Stockholders may not cumulate their votes for election of directors.

                        ARTICLE III - Board of Directors

         Section 1. General Powers. The business and affairs of the Company shall be under the direction of its Board. The Board may annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

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         Section 2. Number and Term. The Board shall consist of nine (9) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

         Section 3. Regular Meetings. A regular meeting of the Board shall be held without notice other than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board may provide, by resolution, the time and place, within the Company's normal lending territory, for the holding of additional regular meetings without notice other than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communication device through which all persons participating can hear each other at the same time. Such participation shall constitute presence in person and shall constitute attendance for the purpose of compensation pursuant to Section 12 of this Article.

         Section 4. Qualification. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Company unless the company is a wholly-owned subsidiary of a holding company.

         Section 5. Special Meetings. Special meetings of the Board may be called by or at the request of the chairman of the board, the president, or by any three directors. The persons authorized to call special meetings of the Board may fix any place, within the Company's normal lending territory, as the place for holding any special meeting of the Board called by such persons.

         Members of the Board may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person and shall constitute attendance for the purpose of compensation pursuant to Section 12 of this Article.

         Section 6. Notice. Written notice of any special meeting shall be given to each director at least two days prior thereto when delivered personally or by overnight delivery service, telegram or by internet or facsimile transmission, or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed delivered when deposited in the mail so addressed, with postage prepaid if sent by mail or when delivered to the telegraph company if sent by telegram, the day of delivery if sent by overnight delivery, or when transmitted if sent by facsimile or through the internet. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

         Section 7. Quorum. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the

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meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

         Section 8. Manner of Acting. The act of the majority of the board of directors shall be the act of the Board, unless a greater number is prescribed by regulation of the Office or by these bylaws.

         Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Company addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the Board, unless excused by resolution of the Board, shall automatically constitute a resignation, effective when such resignation is accepted by the Board.

         Section 11. Vacancies. Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board for a term of office continuing only until the next election of directors by the shareholders.

         Section 12. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the Board, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board may determine.

         Section 13. Presumption of Assent. A director of the Company who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Company within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors

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so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

         Section 15. Retirement Age. No person having attained the age of 75 shall be elected a member of the Board. No Director shall serve beyond the annual meeting of Directors immediately following the attainment of such age.

                      ARTICLE IV - Committees of the Board

         Section 1. Standing Committees. There shall be the following standing committees - executive committee, audit committee, compensation committee and governance committee. All members of the audit, compensation and governance committees shall be independent directors.

         Section 2. Executive Committee. The executive committee shall consist of the president and such other number of directors as shall be necessary for the entire committee to equal a simple majority of the entire Board. The president, who shall be chairperson, shall serve continually, and all other directors shall, from time to time during the course of the year, actively serve on the executive committee, on a rotating basis. Each month one group of directors shall remain on the executive committee from those who had been serving the previous month (such that each director will have served two months in a row), and the remaining group will be replaced by other directors who had not been on the committee the previous month. Thus, pursuant to Article III,
Section 2 hereunder, when a simple majority of the entire Board is five, the president shall serve continually, and each month a group of two directors shall rotate off the committee and two others shall go on. When a simple majority is other than five (four directors and the president) the director rotation will be adjusted accordingly to assign equal participation of the directors as executive committee members.

         A Board member who has been assigned to serve on the executive committee as described above but who is not able to attend a particular meeting may (and is expected to) arrange for one of the remaining Board members (who is not actively serving on the committee at the time of the meeting) to serve as a substitute. The president shall be authorized to appoint such person as a substitute for that particular meeting, and nothing contained in this paragraph shall be read to conflict with the provisions of subdivision (8), "Committee Appointments; Changes," of this Article IV.

         The executive committee shall meet once each month on Wednesday, two weeks before the regular meeting of the Board. It may hold additional meetings on call of the president or in the absence or disability of the president at the call of the vice president designated by the Board to act for the president. Four members of the executive committee shall constitute a quorum.


         Between meetings of the Board and to the extent permitted by law, the executive committee will possess and may exercise all the powers of the Board in the management and control of the affairs of the Company. Notwithstanding the foregoing, the executive committee shall not have the authority of the Board with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Company; recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of

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the Company otherwise than in the usual and regular course of its business; a voluntary dissolution of the Company; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

         The executive committee shall present a report of its proceedings at each regular meeting of the Board.

         In the absence of the president at any meeting of the executive committee, the committee shall designate the person to preside as chairperson of the meeting.

         Section 3. Audit Committee. The audit committee shall consist of at least three directors (none of whom shall be an officer or former officer of the Company nor shall any of whom be an attorney who receives any form of fee or compensation from the Company for legal services rendered), one of whom shall be designated by the Board as chairman of the committee. The audit committee shall review the reports of all examinations of the Company's subsidiary bank by public authorities and report thereon to the Board, and shall report to the Board such other matters as it deems advisable with respect to the Company and its operations. The audit committee shall review with management and the independent auditors the annual and quarterly financial statements and perform such other duties and functions as required by the rules of the Securities and Exchange Commission or the Nasdaq as to companies the securities of which are publicly traded. In the performance of its duties, the audit committee may employ and retain, from time to time, expert assistance independent of the officers or personnel of the Company to make such studies of the Company's assets, liabilities and accounting and auditing methods, systems and controls as the committee may request in order to determine that the operations of the Company are being audited in such manner as to assure prudent and adequate internal controls and to provide prudent and adequate protection. The audit committee may direct the auditor of the Company to make such investigations as it deems necessary or advisable with respect to the Company and the conduct of its operations. The audit committee shall adopt its own charter and shall meet quarterly or at the call of the chairman of the committee.

         Section 4. Compensation Committee. The compensation committee shall consist of at least three directors (none of whom shall be an officer of the Company) elected annually at the annual meeting of the Board. The compensation committee shall assure that the Company's compensation and incentive programs for executive officers and Company employees are effective and are administered in a fair and equitable fashion. The compensation committee shall adopt its own charter and shall meet quarterly or at the call of the chairman of the committee.

         Section 5. Governance Committee. The governance committee shall consist of four independent directors with one new director elected annually at the annual meeting of the Board to replace a member whose term is expiring. The president will participate in meetings of the governance committee as requested and will serve as an advisor to the committee. The governance committee will establish a continuous improvement process for the Board and ensure that the Board becomes a source of competitive advantage and a strategic asset for the Company. The governance committee shall adopt its own charter and will meet at least once each year and on the call of the chairman of the committee. The governance committee shall serve as the nominating committee of

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the Board and in such capacity shall have authority to recommend to the Board nominees for election to the Board at the annual meeting of stockholders next ensuing.

         Section 6. Other Committees. The Board may by resolution establish such other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Company and may prescribe the duties, constitution, and procedures thereof.

         Section 7. Quorum. Except as otherwise provided in these bylaws, a majority of the membership of each committee shall constitute a quorum. Less than a quorum shall have power to adjourn from time to time until a quorum is present. For the purpose of securing the presence of a quorum the Board may designate alternative members of any committee.

         Section 8. Committee Appointments; Changes. Committee appointments shall be made by resolution of a majority of the entire Board. Committee members shall serve at the pleasure of the Board and the Board may at any time by resolution of a majority of the entire Board, with or without cause, change or remove members of, fill vacancies in, and discharge any committee of the Board. Nothing contained in subdivision (2), "Executive Committee," of this Article IV empowering the president to appoint a substitute member to serve at a particular executive committee meeting shall be read to conflict with this subdivision. Such an appointment shall not constitute "filling a vacancy" within the meaning herein.

         Section 9. Action Without a Meeting. Any action required or permitted to be taken by a committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee.

                              ARTICLE V - Officers

         Section 1. Election and Appointment. The Board shall elect a president, one or more vice-presidents, an auditor and a secretary, and may elect a treasurer or a controller or both, and such other officers as may from time to time be deemed appropriate, each of whom shall hold office until a successor in such office is elected and shall have qualified. The Board may, but need not, from time to time elect a chairman of the Board, who shall perform the duties prescribed by the Board. The president and the chairman of the Board, if that office is filled, shall be members of the Board.

         Section 2. Removal and Vacancies. Any officer elected by the Board may be removed or suspended by the Board, with or without cause, provided that any removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed. A vacancy in the office of an officer elected by the Board may be filled by the Board from time to time.

         Section 3. Subordinate and Assistant Officers. The president may appoint one or more assistant vice-presidents, one or more assistant secretaries, and such other officers (other than officers who must be elected by the Board) as he may deem fit. Each officer appointed by the president shall hold office at the pleasure of the president.

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         Section 4. Compensation. The compensation of executive officers elected by the Board shall be fixed by the Board. The Board may fix the compensation of other officers or may delegate such authority to the president.

         Section 5. Other Agents and Employees. All other agents and employees of the Company shall be appointed, their duties prescribed, and their compensation fixed by the president or by any officer authorized by the president.

         Section 6. The President. The president shall be the chief executive officer of the Company and, as such, shall participate in the supervision of the policies of the Company on behalf of the Board and shall manage and administer the Company's operations. The president shall have all of the powers vested in a chief executive officer by law or by these bylaws or which usually attach or pertain to such office and shall carry out and perform the duties required by the Board. The president shall preside at the meetings of the Board and at all meetings of the executive committee except as such duties may be directed by the Board to be performed by the chairman of the Board pursuant to Section 1 of this Article.

         Section 7. The Vice-Presidents. In the absence or disability of the president, one of the vice-presidents designated by the Board shall act in the place and stead of the president, and shall perform all the duties and have all the powers of the president specified in Section 6 of this Article. The vice-president shall perform such other duties as are or may be prescribed by law, these bylaws or by the Board or the executive committee.

         Section 8. The Controller. The controller shall have responsibility for fiscal control over all funds, securities, and other financial assets of the Company and shall have charge of the installation and supervision of all accounting and financial records with respect to financial assets received and paid out or delivered by the Company. The controller shall disburse or see to the disbursement of the funds of the Company in accordance with the direction of the Board and shall render reports of all financial transactions of the financial condition of the Company whenever called on by the Board. The controller shall perform such other duties as may be prescribed by these bylaws or by the Board or the executive committee.

         The duties of the controller may be performed by such other officer or officers as the Board may designate.

         Section 9. The Secretary. The secretary shall have charge and custody of the corporate seal, records, and minute books of the Company and shall keep correctly written minutes of all meetings of the Directors. The secretary shall give or cause to be given due notice of all meetings of the Board in accordance with Article I of these bylaws or as required by law and shall perform such other duties as may be imposed by law, by these bylaws, or by the Board or the executive committee.

         The duties of the secretary may be performed by such other officer or officers as the Board may designate.

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         Section 10. Executive Officers; Management Committee. For purposes of these bylaws as well as for purposes of federal and state laws and regulations, the "executive officers" of the Company are deemed to be the members of the management committee as shall be appointed from time to time by the president.

         The management committee shall serve, at the pleasure of the president, to consult, advise, and participate in the supervision of the policies of the Company and the administration of the Company's operations.

         Section 11. The Auditor. The auditor shall exercise general supervision over and be responsible for the operation of all matters pertaining to the auditing of the Company and shall have such further duties as the Board or the president shall assign to him. The auditor shall render to the Board, the executive committee, any committee of the Board appointed to examine the affairs of the Company, and the president such regular audit statements and reports as may be requested and such other reports as in the auditor's judgment are necessary to the performance of the duties incident to such office.

               ARTICLE VI - Contracts, Loans, Checks, and Deposits

         Section 1. Contracts. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the Board may authorize any officer, employee or agent of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company. Such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the Company and no evidence of indebtedness shall be issued in its name unless authorized by the Board. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Company shall be signed by one or more officers, employees, or agents of the Company in such manner as shall from time to time be determined by the Board. The president shall have the authority to sign or endorse, with the secretary or controller or any other duly appointed officer, checks, notes, drafts and all other written documents and instruments as shall be ordered by the Board or the executive committee.

         Any of the vice-presidents, irrespective of the presence or absence of the president, shall have the right in conjunction with the controller or secretary or such other officer or officers as the Board may designate, to sign or endorse checks, notes and drafts and all other written documents and instruments as shall be ordered by the Board or the executive committee.

         It shall be the duty of the controller to draw and sign and endorse checks, drafts, letters of credit, bills of exchange and certificates of deposit, and to perform such other duties as may be prescribed by these bylaws or by the Board or by the executive committee.

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         In addition to and not in substitution for such signature authority prescribed in these bylaws, the Board may designate such other persons as signing officers with such limited authority as said Board shall prescribe. In any case, each such document or instrument shall be signed by two separate officers, except that the Board may establish such bank accounts as it may designate which shall be subject to checks or drafts signed by one officer or other person or persons designated by the Board. Any officer or person authorized to execute any such instrument is also authorized to affix the seal of the Company thereto and to cause the same to be attested by the secretary or an assistant secretary.

         Section 4. Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in any duly authorized depositories as the Board may select.

            ARTICLE VII - Certificates for Shares and Their Transfer

         Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Company shall be in such form as shall be determined by the Board and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the Company authorized by the Board, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signature of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Company as the Board may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of capital stock of the Company shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the Company. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Company shall be deemed by the Company to be the owner for all purposes.

                    ARTICLE VIII - Fiscal Year; Annual Audit

         The fiscal year of the Company shall end on the last day of December of each year. The Company shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board. The appointment of accountants shall be subject to annual ratification by the shareholders.

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                             ARTICLE IX - Dividends

         Subject only to the terms of the Company's charter and the regulations and orders of the Office, the Board may, from time to time declare, and the Company may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE X - Corporate Seal

         The Board shall provide a Company seal which shall be two concentric circles between which shall be the name of the Company. The year of incorporation or an emblem may appear in the center.

                          ARTICLE XI - Indemnification

         Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a Director, officer or employee of the Company or is or was serving at the request of the Company as a Director, Officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer or employee or in any other capacity while serving as a Director, officer or employee, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Regulations of the Office, as the same exists or may hereafter be amended against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

         The right to indemnification conferred herein shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, to the fullest extent authorized by the Regulations of the Office. The rights to indemnification and to the advancement of expenses conferred herein shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, officer or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                           ARTICLE XII - Miscellaneous

         Whenever in these bylaws words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whichever should so apply.

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                            ARTICLE XIII - Amendments

         These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by a majority vote of the authorized Board, or by a majority vote of the votes cast by the shareholders of the Company at any legal meeting; and (ii) receipt of any applicable regulatory approval. When the Company fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.